Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
1-800-FLOWERS.COM, Inc.
Jericho, New York
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated September 5, 2025, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting, of 1-800-FLOWERS.COM, Inc. (the "Company") appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2025.
/s/ BDO USA, P.C.
BDO USA, P.C.
Melville, New York
December 10, 2025